Exhibit 4.5
                                  -----------


                  ASSIGNMENT, ASSUMPTION AND RELEASE AGREEMENT


THIS AGREEMENT made as of the 30th day of April, 2004 (the "EFFECTIVE DATE").


B E T W E E N:

                                 HEMOSOL INC., a corporation incorporated pursuant to the laws of the Province of Ontario

                                 (the "ASSIGNOR")

                                                              OF THE FIRST PART

                                 - AND -

                                 HEMOSOL LP, a limited partnership constated pursuant to the laws of the Province of Ontario

                                 (the "ASSIGNEE")

                                                             OF THE SECOND PART

                                 - AND -

                                 MDS INC., a corporation incorporated pursuant to the laws of Canada

                                 (the "GUARANTOR")

                                                              OF THE THIRD PART

                                 - AND -

                                 THE BANK OF NOVA SCOTIA

                                 ("BNS")

                                                             OF THE FOURTH PART

WHEREAS pursuant to the terms of a commitment letter dated October 25, 2002, as amended and supplemented by a supplemental agreement dated as of November 22, 2002 and as further amended by amending agreements dated April 29, 2003 and December 29, 2003 (collectively, the "COMMITMENT LETTER"), BNS agreed to extend to the Assignor the credit facilities specifically described therein (the "CREDIT FACILITIES") including that credit facility designated as Credit No: 01 in the principal amount of $20,000,000 (the "$20,000,000 CREDIT FACILITY");

AND WHEREAS in accordance with the terms of the Commitment Letter, the Assignor issued to BNS a promissory note in the principal amount of $20,000,000 dated November 22, 2002 evidencing the indebtedness under the $20,000,000 Credit

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Facility (the "PROMISSORY Note") and the security and other instruments in support of the Credit Facilities listed in Schedule "A" hereto (the Promissory Note and such security and other instruments, collectively, the "EXISTING SECURITY");

AND WHEREAS the Guarantor issued to BNS a guarantee in support of the $20,000,000 Credit Facility dated November 22, 2002, amended by way of letter agreement dated December 29, 2003 (collectively, the "GUARANTEE");

AND WHEREAS pursuant to the contribution agreement (the "CONTRIBUTION AGREEMENT") dated the "Effective Date" as defined in the Arrangement Agreement made as of February 11, 2004 between the Assignor and the Assignee, the Assignor has agreed to transfer to the Assignee all of the Purchased Assets and the Assumed Liabilities (each as defined in the Contribution Agreement) and the Assignor has agreed to assign to the Assignee, and the Assignee has agreed to assume, each of the Assumed Contracts (as defined in the Contribution Agreement).

AND WHEREAS BNS has approved the assignment of the Credit Facilities to the Assignee and the assumption of the Credit Facilities by the Assignee on the terms and conditions contained herein;

AND WHEREAS BNS has agreed to release the Assignor from all liability and obligations in connection with the Credit Facilities on the terms and conditions contained herein;

AND WHEREAS the Guarantor and BNS desire that the Guarantee remain in place in support of the $20,000,000 Credit Facility subsequent to the completion of the transactions referred to and provided for herein;

AND WHEREAS the parties hereto have agreed to execute this Agreement.

NOW THEREFORE IN CONSIDERATION of $10.00, the mutual covenants contained herein and other good and valuable consideration (the receipt and adequacy whereof are hereby acknowledged), the parties hereto covenant, agree and acknowledge as follows:

1. Each of the parties severally acknowledges to and agrees with each other party that the recitals contained herein to the extent they relate to it and each agreement to which it is party are true and correct as of the Effective Date and form part of this Agreement.

2. Each of the Assignor and the Assignee represents and warrants to BNS that the Contribution Agreement in the form attached hereto as Schedule "B" constitutes the entire Contribution Agreement as of the Effective Date and that the Contribution Agreement has not been otherwise amended or supplemented.

3. The Assignor hereby sells, transfers and assigns unto the Assignee, and the Assignee hereby agrees to assume, all of the Assignor's right, title and interest in, as well as its corresponding responsibilities and obligations in connection with, the Credit Facilities, the indebtedness and obligations arising thereunder regardless of whether such indebtedness and obligations arose prior or subsequent to the date hereof (collectively, the "INDEBTEDNESS"), the Commitment Letter and the Existing Security.


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
4. The Assignee hereby accepts the assignment of the Credit Facilities, the Indebtedness, the Commitment Letter and the Existing Security upon the terms set out herein and assumes, and agrees to observe, perform, fulfill and be bound by all terms, covenants, conditions, obligations and responsibilities relating to the Credit Facilities, the Indebtedness, the Commitment Letter and the Existing Security which are to be observed, performed and fulfilled by the Assignor pursuant to the said instruments in the same manner and to the same extent as if the Assignee were the borrower named therein.

5. The Assignee acknowledges that the Purchased Assets assigned to it pursuant to the Contribution Agreement are subject to the terms, conditions, security interests, charges and provisions of the Existing Security. The Assignee agrees to be bound by the Existing Security to the same extent as if the Assignee was named as the entity issuing the security therein and acknowledges receipt of same. The Assignee acknowledges and agrees that the Existing Security is in full force and effect, that the security interests created thereunder have remained continuously attached at all times before, at the time of and subsequent to the sale, transfer and assignment referred to herein and that the Existing Security creates a security interest in property and assets the Assignee acquires an interest in subsequent to the sale, transfer and assignment referred to herein.

6. The Guarantor acknowledges having received a copy of the Contribution Agreement and agrees the Assignee shall be substituted for the Assignor as "Customer" under the Guarantee such that subsequent to the Effective Date the Assignee shall be the "Customer" under the Guarantee. The Guarantor agrees with BNS that the Guarantee remains in full force and effect, is hereby confirmed and continues to guarantee the $20,000,000 Credit Facility in accordance with its terms notwithstanding that the Assignee rather than the Assignor is, subsequent to the Effective Date, the borrower under the $20,000,000 Credit Facility. The definition of "Security" in the Guarantee shall include the security instruments issued by the Assignee referred to in Section 7 herein.

7. In consideration of BNS agreeing to consent to the assignment and assumption referred to herein, the Assignee agrees to provide the following additional security or other documentation to BNS:

           (a)        General Security Agreement;

           (b)        General Assignment of Contracts;

           (c)        Specific Assignment of Contract with SNC Lavalin Inc.;

           (d) Debenture in the amount of $25,000,000, inter alia, mortgaging and charging the lands known municipally as 2585 Meadowpine Blvd., Mississauga, Ontario;

           (e) Documentation substituting warrants to purchase 45,000 common shares of Hemosol Inc. held by BNS with an exercise price of $6.31 with warrants to purchase 45,000 common shares of Hemosol Corp. held by BNS with an exercise price of $6.27.

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
8. Each of the Guarantor, the Assignee and BNS severally confirm to each other that the balance of the indebtedness owing under the $20,000,000 Credit Facility as of the Effective Date is $20,000,000 plus accrued interest. Each of the Assignee and the Bank severally confirm that there is a letter of credit to the City of Mississauga in the revised amount of $20,000 outstanding under Credit No. 3 in the Commitment Letter. BNS confirms to the other parties hereto that all payments of principal and interest due and owing in connection with the said indebtedness are current and in good standing to date.

9. Each of BNS and the Guarantor hereby consents to the assignment of Purchased Assets and Assumed Liabilities from the Assignor to the Assignee provided for in the Contribution Agreement, the within assignment and assumption of the Credit Facilities, the Indebtedness, the Commitment Letter and the Existing Security from the Assignor to the Assignee and BNS acknowledges that the Guarantor has affirmed the continuation of the Guarantee.

10. BNS hereby remises, releases and forever discharges the Assignor from any and all indebtedness, obligations, liabilities, claims and demands of any nature or kind whatsoever which BNS may now or hereafter have against the Assignor arising under, by reason of otherwise in connection with the Assumed Liabilities, including without limitation those arising under, by reason of or otherwise in respect of the Credit Facilities, the Indebtedness owing thereunder, the Commitment Letter and the Existing Security.

11. This Agreement may be executed in any number of counterparts each of which when so executed shall be deemed to be an original and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

12. This Agreement shall be binding upon and enure to the benefit of the parties and their respective successors and assigns.

13. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.

14.        This Agreement shall become effective on the Effective Date.




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
IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the Effective Date.

                                  HEMOSOL INC.


                                  Per: /s/ Jonathan Wolch                   c/s
                                       -------------------------------------
                                       Name: Jonathan Wolch
                                       Title: Assistant Secretary


                                  HEMOSOL LP
                                  BY ITS GENERAL PARTNER HEMOSOL CORP.


                                  Per: /s/ Jonathan Wolch
                                       -------------------------------------
                                       Name: Jonathan Wolch
                                       Title: Assistant Secretary


                                  MDS INC.


                                  Per: /s/ John Rogers                      c/s
                                       -------------------------------------
                                       Name: John Rogers
                                       Title: CEO


                                  Per: /s/ Alan Torrie                      c/s
                                       -------------------------------------
                                       Name: Alan Torrie
                                       Title: Executive Vice-President,
                                              Global Markets


                                  THE BANK OF NOVA SCOTIA


                                  Per: /s/ Byron Kwan
                                       -------------------------------------
                                       Name: Byron Kwan
                                       Title: Director


                                  Per: /s/ Jason Fielden
                                       -------------------------------------
                                       Name: Jason Fielden
                                       Title: Associate


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
                                   SCHEDULE A

1. General Security Agreement over all present and future personal property granted by the Assignor in favour of BNS on November 22, 2002;

2. Assignment of Contracts dated November 22, 2002 between the Assignor and BNS with respect to certain contracts listed in a schedule thereto;

3. Specific Assignment of Contract dated November 22, 2002 between the Assignor and BNS with respect to relating to the Assignor's interest in an EPC contract between the Assignor and SNC Lavalin Inc. dated August 8, 2000, as amended;

4. Assignments of security over patents, patent applications, trademarks and trademark applications (Canada) owned, licensed or applied for by the Assignor, each dated November 22, 2002, in favour of BNS;

5. Assignments of security over patents, patent applications, trademarks and trademark applications (U.S.) owned, licensed or applied for by the Assignor, each dated November 22, 2002, in favour of BNS;

6. Debenture in the principal amount of $25,000,000 dated November 22, 2002 executed by the Assignor in favour of BNS;

7. Charge/mortgage of the of the property municipally known as 2585 Meadowpine Boulevard, Mississauga, Ontario (the "Meadowpine Property") registered against title to the Meadowpine Property on November 22, 2002 as Instrument No. PR 351375 granted by the Assignor in favour of BNS, in the original principal amount of $25,000,000;

8. Notice of intention to give security under section 427 of the Bank Act executed by the Assignor;

9. Application for credit and promise to give security under Section 427 of the Bank Act executed by the Assignor;

10. Agreement as to security under section 427 of the Bank Act by the Assignor in favour of BNS dated November 22, 2002;

11. Special security in respect of specified property or classes of property described in section 427 of the Bank Act by the Assignor in favour of BNS dated November 22, 2002; and

12. Application and Agreement for Irrevocable Standby Letter of Credit/Letter of Guarantee executed by the Assignor (Bank Reference Number S18572/165586).